                                                                   EXHIBIT 25(c)


Cash Reserves Portfolio for

LANDMARK CASH RESERVES
PREMIUM LIQUID RESERVES
LANDMARK INSTITUTIONAL LIQUID RESERVES

The undersigned hereby constitutes and appoints Philip W. Coolidge, Thomas M. Lenz, Susan Jakuboski, Molly S. Mugler and Barbara M. O'Dette and each of them, with full powers of substitution as his true and lawful attorneys and agents to execute in his name and on his behalf in any and all capacities the Registration Statements on Form N-1A, and any and all amendments thereto, filed by Landmark Fund III (on behalf of its series, Landmark Cash Reserves), Landmark Premium Funds (on behalf of its series, Premium Liquid Reserves) and Landmark Institutional Trust (on behalf of its series, Landmark Institutional Liquid Reserves) (the "Registrants") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, and any and all other instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable the Registrants to comply with the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended, the rules, regulations and requirements of the Securities and Exchange Commission, and the securities or Blue Sky laws of any state or other jurisdiction; and the undersigned hereby ratifies and confirms as his own act and deed any and all that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents shall have, and may exercise, all of the powers hereby conferred.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 5th day of December, 1995.


    John R. Elder
---------------------------
    John R. Elder

    John R. Elder
---------------------------
    Print Name